UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2024

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

450 Clark Dr., Budd Lake, NJ  07828

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05      Costs Associated with Exit or Disposal Activities

On May 23, 2024, EMCORE Corporation (the “Company”) announced a restructuring program (collectively, the "Restructuring") that includes the full closure of the Company’s Alhambra, CA facility, headcount reductions and additional reductions in operating expenses. On May 20, 2024, the Restructuring Committee of the Company’s Board of Directors approved the Restructuring. Prior to the decision to effect the Restructuring, the Company performed a thorough review of a number of factors including the Company’s competitive landscape, expected revenue and profitability, and cost structure, and concluded that the Company’s current structure and operations would not allow the Company to achieve profitable growth and cash generation. The Company expects the full closure of the Alhambra facility to be completed during the quarter ending September 30, 2024. As a result of the Restructuring, the Company expects to eliminate approximately 120 positions across all locations, collectively representing approximately 40% of the Company’s workforce, and to consolidate facility space by shutting down its operations at the Alhambra facility and seeking to sublease available space in such facility.

The personnel reduction actions that are being undertaken by the Company in connection with the Restructuring are expected to result in annualized cost savings of approximately $17.0 million, exclusive of severance costs. At the time of the filing of this Current Report on Form 8-K, the Company is unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred by the Company in connection with the Restructuring. However, the Company anticipates that material cash and non-cash charges will be incurred and recorded in the Company's future reporting periods, including, without limitation, one-time employee severance and termination costs related to the Restructuring of approximately $1.8 million (including costs pursuant to the Rittichier Separation Agreement (as defined below)). The Company expects to recognize substantially all of these charges in the quarter ending June 30, 2024. The Company may incur additional expenses in connection with the Restructuring that are not currently contemplated. The charges that the Company expects to incur in connection with the Restructuring are estimates and subject to a number of assumptions, and actual results may differ materially.

This Item 2.05 contains forward-looking statements that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expects,” “believes,” “will,” “may,” “anticipates,” “intends,” “plans,” “estimates,” “seek,” “predict,” “project,” “potential” or the negatives of these terms or variations of them or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: the Company’s potential future revenue and cost savings projections, expected costs related to the Restructuring; expectations related to employee termination, closure and consolidation of facilities; including the timing thereof, timing of completion of the Restructuring and timing of recognizing charges related to the Restructuring; and the Company’s expectations regarding material cash and non-cash charges. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to risks related to our ability to successfully achieve the benefits of the Restructuring and the efficiencies related to a restructuring and reorganization, as well as other risks discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 12, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, and other filings the Company makes with the SEC in the future. You should not place undue reliance on such information and estimates because they may prove to be materially inaccurate. While the Company believes that such information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Effective on May 7, 2024 (the “Separation Date”), Jeffrey Rittichier departed as Chief Executive Officer and director of the Company. In connection with Mr. Rittichier’s departure from the Company, on May 21, 2024, the Company and Mr. Rittichier entered into a Separation and General Release Agreement (the “Rittichier Separation Agreement”). Pursuant to the Rittichier Separation Agreement and consistent with the terms of Mr. Rittichier’s Employment Agreement, dated December 10, 2014, and previously filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 11, 2014, Mr. Rittichier will receive the following: (i) continuation of his biweekly base salary for a period of twelve months following the Separation Date,;(ii) payment of his target bonus for the fiscal year ending September 30, 2024 in an amount equal to $500,000, payable in equal biweekly payments for a twelve month period; and (iii) reimbursement by the Company of the portion of Mr. Rittichier’s COBRA premiums for up to a maximum of eighteen (18) months that the Company would have otherwise paid as the Company’s contribution to the payment of Mr. Rittichier’s health insurance premium assuming Mr. Rittichier was an active employee during such time. Mr. Rittichier’s outstanding equity awards that remained unvested as of the Separation Date will be cancelled and terminated. Mr. Rittichier’s receipt of the foregoing severance benefits is subject to his compliance with certain confidentiality, non-solicitation and other restrictive covenants as provided in the Rittichier Separation Agreement.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated May 21, 2024, by and between EMCORE Corporation and Jeffrey Rittichier.

99.1	Press Release, dated May 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
Dated: May 23, 2024
Name: Tom Minichiello
Title: Chief Financial Officer